Exhibit 99.2

Dear ISC employees,

Earlier this morning ISC announced that NASCAR and ISC have negotiated and signed the merger agreement related to NASCAR’s recent acquisition offer.  As we noted earlier, we believe a more unified strategic approach is important to our future growth and will be well served by bringing the two companies under one, privately-run operation.  With strong leadership in place and talented employees at every level across both organizations, we believe the alignment of operations will deliver more impactful long-term change for our sport and create more opportunities for industry growth.
While the execution of the merger agreement is a significant milestone, there remains important regulatory and shareholder approval processes ahead.  As such, each company will remain independent and will continue to operate as it has while this process unfolds.
We appreciate all your hard work and please keep pouring energy into growing our sport and delivering great racing experiences for our fans everywhere.

Best,
Jim and Lesa

Exhibit 99.2

IMPORTANT ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
This communication is being made in respect of the proposed merger transaction (the “Merger”) involving International Speedway Corporation (“ISC”) and NASCAR Holdings, Inc. (“NASCAR”).  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction, ISC will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”).  Before making any voting decision, investors and shareholders of ISC are urged to carefully read the definitive proxy statement when it becomes available because it will contain important information regarding ISC, NASCAR and the Merger.
A definitive proxy statement and form of proxy will be sent to ISC shareholders seeking their approval of the transaction.  This press release is not a substitute for the proxy statement or any other document which ISC may file with the SEC in connection with the proposed transaction.  INVESTORS AND SHAREHOLDERS OF ISC ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The definitive proxy statement (when available) and other documents filed by ISC with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, the documents filed by ISC may be obtained free of charge from ISC at www.internationalspeedwaycorporation.com under investor relations.
PARTICIPATION IN THE SOLICITATION
ISC and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the Merger.  Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the proxy statement when it is filed with the SEC.  You can find more detailed information about ISC’s executive officers and directors in its Information Statement filed with the SEC on March 12, 2019.
FORWARD-LOOKING STATEMENTS
All statements in this communication other than statements of historical fact contained in this report are forward-looking statements.  Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results.  Forward-looking statements are often identified by the words “anticipate,” “guidance,” “assumptions,” “projects,” “estimates,” “outlook,” “expects,” “continues,” “intends,” “plans,” “believes,” “forecasts,” “future,” “potential,” “may,” “foresee,” “possible,” “should,” “would,” “could” and variations of such words or similar expressions, including the negative thereof.  These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.
Risks and uncertainties that could cause results to differ materially from those expected by the management of ISC include the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that ISC’s shareholders may not approve the Merger Agreement, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of ISC common stock, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of ISC to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally, the risk that the proposed transaction could distract

Exhibit 99.2

management of ISC, the risk that ISC will incur substantial costs in connection with the proposed transaction, as well as other important factors that could cause actual results to differ materially from those projected.  All of ISC’s forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in ISC’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by ISC with the SEC.  ISC cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof.  ISC undertakes no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.